Exhibit 99.1

press release

Media contact:	Investor contact:
Mike Jacobsen, APR	Christine Marchuska, CAIA
+1 330 490 4498	+1 607 206 9212
michael.jacobsen@dieboldnixdorf.com	christine.marchuska@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
February 9, 2023

Diebold Nixdorf Reports 2022 Fourth Quarter and Full-Year Financial Results
Please visit http://www.dieboldnixdorf.com/earnings for additional content

HUDSON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its fourth quarter and full-year 2022 financial results.

Key Highlights
•	Consistent demand for Banking and Retail solutions, with a record high end-of-year backlog of ~$1.4 billion
•
Seeing contract base growth in Retail self-service solutions, including self-checkout (SCO), as a vast majority of SCO shipments represent new placements in the market and have generally strong service attachment rates

•	Completed Transaction Support Agreement (TSA) with lenders to refinance debt

Octavio Marquez, Diebold Nixdorf chairman, president and chief executive officer, said: "From key customer wins to important milestones that are improving our operational rigor, the steps we took in 2022 to position our company for a stronger future will be a springboard for our success. Last year, we spent significant efforts on improving operations and completing our refinancing transaction. We ended 2022 on a positive note, finishing the year with a record-high backlog as our Banking and Retail solutions continue to generate solid demand.”

Marquez continued, "As we look at 2023, we are well-positioned for success with a strong order pipeline and a straightforward focus: converting our backlog into revenue. Closing the TSA was an important milestone that provides us with the capital we need to normalize our operations, meet supplier commitments and fully execute on our value-generating operating model. Now, our focus is solely back on the business. Executing our model will also allow us to start the important work of deleveraging the business, generating free cash flow and continuing to evaluate strategic opportunities to enhance shareholder value."

Rutherford departing as CFO; Barna to succeed in role effective Feb. 28
As disclosed today on Form 8-K, Jeffrey Rutherford, executive vice president and chief financial officer (CFO), will be departing the company effective Feb. 28. James (Jim) Barna, senior vice president and treasurer, has been appointed to succeed Rutherford as CFO, also effective Feb. 28. “I want to thank Jeff for his leadership and focus on getting us to this critical juncture for the company,” Marquez said. “I look forward to working with Jeff over the next few weeks as we transition the CFO role to Jim Barna, as has been intended as part of our succession planning process. Jim has had a pivotal role in the important work we accomplished to improve our strategic operating model, and I look forward to working with him during this new chapter of our company.”

Business Highlights
•	Banking
◦	Continued shift to DN Series™ cash recycling ATMs, which represented ~80% of total new Banking orders in North America in Q4.
◦	Secured an ~$11 million deal with a European entity’s France location for DN Series cash recyclers, bringing their total fleet of DN devices to ~75%.
◦
New competitive win of a ~$5 million deal with a top-five financial institution in Turkey for our DN Series ATMs, expanding market presence with this customer and positioning the company for additional growth in the region.

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•	Retail
◦
Self-checkout (SCO) products continue to drive our Retail business with consistent demand for these solutions, and additional opportunities with the rollout of the new DN Series™ EASY ONE revolutionary checkout platform.

◦
Secured an ~$8 million deal with a global discount supermarket chain’s 584 existing Australia locations, as well as all upcoming new stores in the region for DN Series™ EASY SCOs, Vynamic software and services for implementation and maintenance.

◦
Won a ~$6 million renewal and new service contract with an international discount retailer's 180 U.S. stores for their current services as well as an expansion into additional services such as safe maintenance, installation and mobile device services for their DN EPOS and SCOs.

The company has previously provided its Operating Model for FY2023, which is predicated on the following number of revenue units by product:

Units	FY2023
ATMs	60,000
SCOs	35,000
EPOS	134,000

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio Marquez, chairman, president and chief executive officer, and senior leadership will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). The call / webcast is available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 21,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Disclaimer
This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein. Any solicitation or offer will only be made pursuant to an offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.
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Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, adjusted diluted earnings per share, free cash flow (use) and unlevered free cash flow (use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A and the legal settlement for impaired cloud implementation costs, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business and strengthening the balance sheet. Unlevered free cash flow (use) provides incremental visibility into the company's liquidity by excluding cash used for interest payments from free cash flow (use). For more information, please refer to the section, "Notes for Non-GAAP Measures."

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Forward-Looking Statements
This press release on Form 8-K and the exhibits hereto may contain statements that are not historical information and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company's expected future performance (including expected results of operations and financial guidance), future financial condition, potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “believes,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect the Company's results include, among others:

•
the overall impact of the global supply chain complexities on the Company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components;

•	our ability to successfully convert our backlog into sales, including our ability to overcome supply chain and liquidity challenges;
•	the ability of the Company to raise necessary equity capital to pay the legacy 2024 senior notes at maturity if there is insufficient participation in the registered exchange offer;
•
the ultimate impact of the ongoing COVID-19 pandemic and other public health emergencies, including further adverse effects to the Company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;

•
the Company's ability to successfully meet its cost-reduction goals and continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current $150 million plus cost savings plan;

•	the success of the Company’s new products, including its DN Series line and EASY family of retail checkout solutions, and electronic vehicle charging service business;
•	the impact of a cybersecurity breach or operational failure on the Company's business;
•
the Company's ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt, if applicable and to successfully refinance its debt in the future;

•	the Company’s ability to attract, retain and motivate key employees;
•	the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components;
•
changes in the Company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;

•	the Company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;
•
the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the Company’s favor at the lower court level in May 2022) and the merger/squeeze-out;

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•
the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce the Company’s customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	the impact of competitive pressures, including pricing pressures and technological developments;
•
changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the conflict between Russia and Ukraine), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the Company's operations;

•	the Company's ability to maintain effective internal controls;
•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•	the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the Company’s ability to comply with applicable laws and regulations.
•
and other factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, its quarterly period ended September 30, 2022, and in other documents the company files with the SEC.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

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Summary Financial Results
	Three months ended
	December 31, 2022		December 31, 2021		% Change
($ in millions, except per share data)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP		Non-GAAP
Total net sales	$968.8	$964.8	$1,059.6	$1,059.6	(8.6)		(8.9)
Gross profit	$217.5	$224.1	$258.3	$270.4	(15.8)		(17.1)
Operating profit	$(42.2)	$86.2	$49.4	$109.4	(185.4)		(21.2)
Operating margin	(4.4)%	8.9%	4.7%	10.3%	(900) bps		(140) bps
Net income (loss)	$(152.0)	$64.0	$(37.6)	$6.0	N/	M	N/	M
Diluted earnings (loss) per share[2]	$(1.92)	$0.79	$(0.49)	$0.06	N/	M	N/	M
Adjusted EBITDA		$103.9		$126.2			(17.7)
•
Total net sales decreased 8.6%, or $(90.8) million YoY, primarily due to the foreign currency translation impact of the declining value of the Euro in comparison to the U.S. dollar and longer lead times resulting from global supply chain and logistics issues.

•
Operating profit and margin decreased due to revenue delays and net inflationary costs, which were partially offset by significant savings stemming from the Company's cost savings initiatives which commenced in the second quarter of 2022.

	Q4 2022	Q4 2021	YTD 12/31/2022	YTD 12/31/2021
Net cash provided / (used) by operating activities (GAAP measure)	$94.9	$414.8	$(387.9)	$123.3
Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	(1.6)	7.8	5.2	21.0
Excluding the use / (proceeds) of cash for the settlement of foreign exchange derivative instruments	—	(0.1)	0.6	4.5
Excluding the use of cash for the legal settlement related to impaired cloud-based ERP implementation fees	5.6	—	16.2	—
Capital expenditures[3]	(10.6)	(5.8)	(24.4)	(16.9)
Capitalized software development	(4.7)	(9.5)	(28.7)	(31.1)
Free cash flow / (use) (Non-GAAP measure)	$83.6	$407.2	$(419.0)	$100.8

Add Back: cash interest	$81.2	$27.5	$231.6	$175.1
Unlevered free cash flow / (use) (Non-GAAP measure)	$164.8	$434.7	$(187.4)	$275.9
•	Free cash flow of $164.8 million in the quarter was unfavorable YoY largely reflecting timing of disbursements

1- See note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain / loss on sale of assets, net, and impairment of assets; note 2 for adjusted EBITDA; and note 3 for adjusted net income / loss and adjusted EPS.
2 - Represents Diluted earnings / loss per share attributable to Diebold Nixdorf, Incorporated.
3 - For purposes of this reconciliation, capital expenditures in 2021 excludes $3.3M of capital spending related to the company's new Ohio facilities. In Q4 2020, the company received proceeds of $7.2M for the sale of its previous headquarters. As 2020 free cash flow was not impacted by the $7.2M proceeds from sale, we have excluded the reinvestment of a portion of those proceeds into the new facilities from 2021 capital expenditures.

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Financial Results of Operations and Segments
GAAP Revenue Summary by Reportable Segment & Business Line - Unaudited
Three months ended December 31, 2022 compared to three months ended December 31, 2021
	Three months ended
	December 31,
($ in millions)	2022	2021	2021 in CC4	% Change		% Change in CC
Banking
Services	$395.2	$425.3	$412.8	(7.1)%		(4.3)%
Products	293.9	337.6	326.8	(12.9)%		(10.1)%
Total Banking Revenue	$689.1	$762.9	$739.6	(9.7)%		(6.8)%
ATM Units Sold	17,391	18,066		(3.1)%

Retail
Services	$137.8	$156.3	$144.7	(11.8)%		(4.8)%
Products	141.9	140.4	131.9	1.1%		7.6%
Total Retail Revenue	$279.7	$296.7	$276.6	(5.7)%		1.1%
SCO Units Sold	5,750	4,806		19.6%
ePOS Units Sold	33,116	32,456		2.0%

Total by Business Line
Services	$533.0	$581.6	$557.5	(8.4)%		(4.4)%
Products	435.8	478.0	458.7	(8.8)%		(5.0)%
Total Revenue	$968.8	$1,059.6	$1,016.2	(8.6)%		(4.7)%

Twelve months ended December 31, 2022 compared to twelve months ended December 31, 2021
	Year ended
	December 31,
($ in millions)	2022	2021	2021 in CC4	% Change		% Change in CC
Banking
Services	$1,548.1	$1,681.2	$1,609.0	(7.9	) %	(3.8	) %
Products	874.3	1,029.9	973.6	(15.1	) %	(10.2	) %
Total Banking Revenue	$2,422.4	$2,711.1	$2,582.6	(10.6	) %	(6.2	) %
ATM Units Sold	49,106	54,885		(10.3	) %

Retail
Services	$550.8	$622.4	$559.5	(11.5	) %	(1.6	) %
Products	487.5	571.7	521.5	(14.7	) %	(6.5	) %
Total Retail Revenue	$1,038.3	$1,194.1	$1,081.0	(13.0	) %	(4.0	) %
SCO Units Sold	21,022	20,094		4.6%
ePOS Units Sold	125,617	129,380		(2.9	) %

Total by Business Line
Services	$2,098.9	$2,303.6	$2,168.5	(8.9	) %	(3.2	) %
Products	1,361.8	1,601.6	1,495.1	(15.0	) %	(8.9	) %
Total Revenue	$3,460.7	$3,905.2	$3,663.6	(11.4	) %	(5.5	) %
[4] - The company calculates constant currency by translating the prior-year period results at current year exchange rates.

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GAAP and Non-GAAP Profit/Loss Summary - Unaudited
Three months ended December 31, 2022 compared to three months ended December 31, 2021
	Three months ended
	December 31, 2022		December 31, 2021		Change
($ in millions)	GAAP	Non-GAAP[5,6]	GAAP	Non-GAAP[5]	GAAP	Non-GAAP
Services	$533.0	$530.5	$581.6	$581.6	$(48.6)	$(51.1)
Products	435.8	434.3	478.0	478.0	(42.2)	(43.7)
Total net sales	$968.8	$964.8	$1,059.6	$1,059.6	$(90.8)	$(94.8)

Services	$158.2	$163.9	$186.3	$192.9	$(28.1)	$(29.0)
Products	59.3	60.2	72.0	77.5	(12.7)	(17.3)
Total gross profit	$217.5	$224.1	$258.3	$270.4	$(40.8)	$(46.3)

Services	29.7%	30.9%	32.0%	33.2%	(240)bps	(230)bps
Products	13.6%	13.9%	15.1%	16.2%	(150)bps	(240)bps
Total gross margin	22.5%	23.2%	24.4%	25.5%	(190)bps	(230)bps

Operating expenses	$259.7	$137.9	$208.9	$161.0	$50.8	$(23.1)

Operating profit (loss)	$(42.2)	$86.2	$49.4	$109.4	$(91.6)	$(23.2)
Operating margin	(4.4)%	8.9%	4.7%	10.3%	(900)bps	(140)bps

Twelve months ended December 31, 2022 compared to twelve months ended December 31, 2021

	Year ended
	December 31, 2022		December 31, 2021		Change
($ in millions)	GAAP	Non-GAAP[5,6]	GAAP	Non-GAAP[5]	GAAP	Non-GAAP
Services	$2,098.9	$2,089.0	$2,303.6	$2,303.6	$(204.7)	$(214.6)
Products	1,361.8	1,351.6	1,601.6	1,601.6	(239.8)	(250.0)
Total net sales	$3,460.7	$3,440.6	$3,905.2	$3,905.2	$(444.5)	$(464.6)

Services	$618.1	$635.8	$726.3	$743.5	$(108.2)	$(107.7)
Products	139.2	183.5	317.1	324.9	(177.9)	(141.4)
Total gross profit	$757.3	$819.3	$1,043.4	$1,068.4	$(286.1)	$(249.1)

Services	29.4%	30.4%	31.5%	32.3%	(210)bps	(180)bps
Products	10.2%	13.6%	19.8%	20.3%	(960)bps	(670)bps
Total gross margin	21.9%	23.8%	26.7%	27.4%	(480)bps	(350)bps

Operating expenses	$969.0	$621.8	$906.3	$735.7	$62.7	$(113.9)

Operating profit (loss)	$(211.7)	$197.5	$137.1	$332.7	$(348.8)	$(135.2)
Operating margin	(6.1)%	5.7%	3.5%	8.5%	(960)bps	(280)bps
[5] - See note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain / loss on sales of assets, net, and impairment of assets.

[6] - Consistent with the presentation in the second and third quarters of 2022, excludes the results of the non-core European retail business that is held for sale, which represents a change to the initially published first quarter information. 2021 has not been revised. Refer to note 1 below for further information.

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Profit/Loss Summary by Segment - Unaudited[7]
Three months ended December 31, 2022 compared to three months ended December 31, 2021
	Three months ended
	December 31, 2022		December 31, 2021
	Banking	Retail[6]	Banking	Retail[7]
($ in millions)
Services	$395.2	$135.3	$425.3	$156.3
Products	293.9	140.4	337.6	140.4
Total net sales	$689.1	$275.7	$762.9	$296.7

Services	$118.5	$45.4	$141.9	$51.0
Products	37.7	22.5	53.8	23.7
Total gross profit	$156.2	$67.9	$195.7	$74.7

Services	30.0%	33.6%	33.4%	32.6%
Products	12.8%	16.0%	15.9%	16.9%
Total gross margin	22.7%	24.6%	25.7%	25.2%

Segment operating expenses	$54.7	$23.8	$75.4	$35.0

Operating profit	$101.5	$44.1	$120.3	$39.7
Operating margin	14.7%	16.0%	15.8%	13.4%

Segment operating profit		$145.6		$160.0
Corporate charges[8]		59.4		50.6

Twelve months ended December 31, 2022 compared to twelve months ended December 31, 2021
	Year ended
	December 31, 2022		December 31, 2021
	Banking	Retail[7]	Banking	Retail[7]
($ in millions)
Services	$1,548.1	$540.9	$1,681.2	$622.4
Products	874.3	477.3	1,029.9	571.7
Total net sales	$2,422.4	$1,018.2	$2,711.1	$1,194.1

Services	$466.6	$169.2	$546.4	$197.1
Products	106.4	77.1	209.6	115.3
Total gross profit	$573.0	$246.3	$756.0	$312.4

Services	30.1%	31.3%	32.5%	31.7%
Products	12.2%	16.2%	20.4%	20.2%
Total gross margin	23.7%	24.2%	27.9%	26.2%

Segment operating expenses	$262.2	$112.3	$315.4	$147.8

Operating profit	$310.8	$134.0	$440.6	$164.6
Operating margin	12.8%	13.2%	16.3%	13.8%

Segment operating profit		$444.8		$605.2
Corporate charges[9]		247.3		272.5

[7] - The Non-GAAP adjustments shown in Note 1 below are not assigned to a segment, as these adjustments relate to items that are considered non-routine in nature and thus do not impact the way in which the business is managed or performance is assessed.

[8] - Corporate charges are not reflected in the segment operating results, as these expenses are managed separately and not included in the segment results used to manage the business and assess performance. The unassigned corporate charges consist primarily of finance, IT, HR and legal expenditures.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q4 2022	Q4 2021	YTD 12/31/2022	YTD 12/31/2021
Net sales
Services	$533.0	$581.6	$2,098.9	$2,303.6
Products	435.8	478.0	1,361.8	1,601.6
Total	968.8	1,059.6	3,460.7	3,905.2
Cost of sales
Services	374.8	395.3	1,480.8	1,577.3
Products	376.5	406.0	1,222.6	1,284.5
Total	751.3	801.3	2,703.4	2,861.8
Gross profit	217.5	258.3	757.3	1,043.4
Gross margin	22.5%	24.4%	21.9%	26.7%
Operating expenses
Selling and administrative expense	183.7	171.9	741.6	775.6
Research, development and engineering expense	28.6	31.0	120.7	126.3
Impairment of Assets	47.1	5.0	111.8	3.1
(Gain) loss on sale of assets, net	0.3	1.0	(5.1)	1.3
Total	259.7	208.9	969.0	906.3
Percent of net sales	26.8%	19.7%	28.0%	23.2%
Operating profit (loss)	(42.2)	49.4	(211.7)	137.1
Operating margin	(4.4)%	4.7%	(6.1)%	3.5%
Other income (expense)
Interest income	4.1	1.1	10.0	6.1
Interest expense	(50.8)	(45.6)	(199.2)	(195.3)
Foreign exchange gain (loss), net	(10.7)	(2.9)	(7.8)	(2.0)
Miscellaneous, net	4.7	(3.2)	2.2	3.4
Loss on refinancing	(32.1)	—	(32.1)	—
Total other (expense)	(84.8)	(50.6)	(226.9)	(187.8)
Loss before taxes	(127.0)	(1.2)	(438.6)	(50.7)
Income tax expense (benefit)	30.2	38.8	149.2	27.7
Equity in earnings of unconsolidated subsidiaries	5.2	2.4	2.2	0.3
Net loss	(152.0)	(37.6)	(585.6)	(78.1)
Net income (loss) attributable to noncontrolling interests	(2.8)	0.6	(4.2)	0.7
Net loss attributable to Diebold Nixdorf, Incorporated	$(149.2)	$(38.2)	$(581.4)	$(78.8)

Basic and diluted weighted-average shares outstanding	79.1	78.4	79.0	78.3

Basic and diluted loss per share attributable to Diebold Nixdorf, Incorporated	$(1.89)	$(0.49)	$(7.36)	$(1.01)

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	12/31/2022	12/31/2021
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$319.1	$388.9
Short-term investments	24.6	34.3
Trade receivables, less allowances for doubtful accounts	612.2	595.2
Inventories	588.1	544.2
Other current assets	226.9	324.7
Total current assets	1,770.9	1,887.3
Securities and other investments	7.6	11.0
Property, plant and equipment, net	120.7	138.1
Goodwill	702.3	743.6
Customer relationships, net	213.6	301.7
Other assets	249.9	425.5
Total assets	$3,065.0	$3,507.2

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$24.0	$47.1
Accounts payable	611.6	706.3
Deferred revenue	453.2	322.4
Other current liabilities	516.1	673.6
Total current liabilities	1,604.9	1,749.4

Long-term debt	2,585.8	2,245.6
Long-term liabilities	245.4	349.2

Total Diebold Nixdorf, Incorporated shareholders' equity	(1,380.9)	(845.1)
Noncontrolling interests	9.8	8.1
Total equity	(1,371.1)	(837.0)
Total liabilities and equity	$3,065.0	$3,507.2

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)
	YTD 12/31/2022	YTD 12/31/2021
Cash flow from operating activities
Net loss	$(585.6)	$(78.1)
Adjustments to reconcile net loss to cash provided (used) by operating activities:
Depreciation	29.8	46.4
Amortization	26.6	24.5
Amortization of Wincor Nixdorf purchase accounting intangible assets	69.6	78.2
Amortization of deferred financing costs into interest expense	15.5	17.3
Share-based compensation	13.4	13.8
Net pension settlements	10.1	—
Other	3.1	—
Loss (gain) on sale of assets, net	(5.1)	3.1
Impairment of assets	111.8	1.3
Deferred income taxes	92.9	(12.6)
Changes in certain assets and liabilities
Trade receivables	(49.4)	16.4
Inventories	(74.5)	(84.8)
Sales tax and net value added tax	17.5	(15.2)
Income taxes	2.0	(5.3)
Accounts payable	(66.5)	241.4
Deferred revenue	140.6	(9.1)
Accrued salaries, wages and commissions	(72.5)	(19.4)
Restructuring	9.4	(25.4)
Warranty liability	(7.3)	0.3
Pension and other post-retirement benefits	(19.5)	(13.0)
Certain other assets and liabilities	(49.8)	(56.5)
Net cash provided (used) by operating activities	(387.9)	123.3
Cash flow from investing activities
Proceeds from divestitures, net of cash divested	10.5	1.1
Proceeds from maturities of investments	414.1	287.7
Payments for purchases of investments	(401.3)	(288.4)
Proceeds from sale of assets	6.0	1.7
Capital expenditures	(24.4)	(20.2)
Capitalized software development	(28.7)	(31.1)
Net cash provided (used) by investing activities	(23.8)	(49.2)
Cash flow from financing activities
Debt issuance costs	(15.7)	—
Revolving credit facility borrowings (repayments), net	117.0	0.9
Other debt borrowings	386.1	11.2
Other debt repayments	(127.0)	(19.4)
(Distributions to) / Contributions from noncontrolling interest holders	(2.8)	11.4
Other	(7.8)	(7.7)
Net cash provided (used) by financing activities	349.8	(3.6)
Effect of exchange rate changes on cash and cash equivalents	(8.2)	(5.7)
Change in cash, cash equivalents and restricted cash	(70.1)	64.8
Add: Cash included in assets held for sale at beginning of year	3.1	2.7
Less: Cash included in assets held for sale at end of year	2.8	3.1
Cash, cash equivalents and restricted cash at the beginning of the year	388.9	324.5
Cash, cash equivalents and restricted cash at the end of the year	$319.1	$388.9

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results,  EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

1.	Profit and loss summary ($ in millions):

Three months ended December 31, 2022 compared to three months ended December 31, 2021

			Q4 2022						Q4 2021
	Net	Gross	% of			% of	Net	Gross	% of			% of
	Sales	Profit	Sales	OPEX	OP	Sales	Sales	Profit	Sales	OPEX	OP	Sales
GAAP Results	$968.8	$217.5	22.5%	$259.7	$(42.2)	(4.4)%	$1,059.6	$258.3	24.4%	$208.9	$49.4	4.7%
Restructuring and transition - personnel	—	3.5		(12.4)	15.9		—	4.0		(4.0)	8.0
Transformation - other	—	—		(9.4)	9.4		—	1.4		(15.1)	16.5
Refinancing related costs	—	—		(18.6)	18.6		—	—		—	—
Held for sale non-core European retail business	(4.0)	1.7		(10.6)	12.3		—	—		—	—
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(16.9)	16.9		—	—		(18.9)	18.9
Non-routine income/expense:
Divestiture and asset sales	—	—		(0.2)	0.2		—	—		(3.9)	3.9
Crisis in Ukraine Costs	—	0.5		(0.8)	1.3		—	—		—	—
Loss making contracts related to discontinued offering	—	0.9		—	0.9		—	0.5		0.3	0.2
Legal/deal expense	—	—		(4.6)	4.6		—	—		(4.2)	4.2
Other	—	—		(1.2)	1.2		—	(0.4)		(0.8)	0.4
Inventory charge for legacy products	—	—		—	—		—	6.6		—	6.6
Held for sale non-core European retail business impairment	—	—		(46.9)	46.9		—	—		—	—
Other impairment	—	—		(0.2)	0.2		—	—		(1.3)	1.3
Non-routine (income) expenses, net	—	1.4		(53.9)	55.3		—	6.7		(9.9)	16.6
Non-GAAP results	$964.8	$224.1	23.2%	$137.9	$86.2	8.9%	$1,059.6	$270.4	25.5%	$161.0	$109.4	10.3%

		Q4 2022			Q4 2021
	Services	Products	Total	Services	Products	Total
GAAP Gross Profit	$158.2	$59.3	$217.5	$186.3	$72.0	$258.3
Restructuring - personnel	0.3	3.2	3.5	2.9	1.1	4.0
Restructuring and transformation - other	—	—	—	1.6	(0.2)	1.4
Held for sale non-core European retail business	4.5	(2.8)	1.7	—	—	—
Non-routine income/expense:
Crisis in Ukraine costs	—	0.5	0.5	—	—	—
Loss making contract related to discontinued offering	0.9	—	0.9	0.5	—	0.5
Inventory charge/gain	—	—	—	2.1	4.5	6.6
Other	—	—	—	(0.5)	0.1	(0.4)
Non-routine expenses, net	0.9	0.5	1.4	2.1	4.6	6.7
Non-GAAP Gross Profit	$163.9	$60.2	$224.1	$192.9	$77.5	$270.4

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Twelve months December 31, 2022 compared to twelve months ended December 31, 2021
	YTD 12/31/2022						YTD 12/31/2021
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$3,460.7	$757.3	21.9%	$969.0	$(211.7)	(6.1)%	$3,905.2	$1,043.4	26.7%	$906.3	$137.1	3.5%
Restructuring and transition - personnel	—	20.8		(78.9)	99.7		—	16.2		(20.2)	36.4
Transformation - other	—	—		(24.5)	24.5		—	3.8		(58.7)	62.5
Refinancing related costs	—	—		(32.0)	32.0		—	—		—	—
Held for Sale non-core European retail business	(20.1)	4.3		(24.7)	29.0		—	—		—	—
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(69.6)	69.6		—	—		(78.2)	78.2
Non-routine income/expense:
Divestiture and asset sales	—	—		5.3	(5.3)		—	—		(2.0)	2.0
Crisis in Ukraine costs	—	0.5		(4.0)	4.5		—	—		—	—
Loss making contracts related to discontinued offering	—	0.9		—	0.9		—	2.8		—	2.8
Legal/deal expense	—	—		(6.0)	6.0		—	—		(8.1)	8.1
Other	—	1.1		(0.9)	2.0		—	(4.4)		(2.1)	(2.3)
North America ERP impairment	—	—		(38.4)	38.4		—	—		—	—
Inventory charge for legacy products	—	34.4		—	34.4		—	6.6		—	6.6
Russia/Ukraine impairment	—	—		(16.8)	16.8		—	—		—	—
Held for sale non-core European retail business impairment	—	—		(46.9)	46.9		—	—		—	—
Other impairment	—	—		(9.8)	9.8		—	—		(1.3)	1.3
Non-routine (income) expenses, net	—	36.9		(117.5)	154.4		—	5.0		(13.5)	18.5
Non-GAAP results	$3,440.6	$819.3	23.8%	$621.8	$197.5	5.7%	$3,905.2	$1,068.4	27.4%	$735.7	$332.7	8.5%

	YTD 12/31/2022			YTD 12/31/2021
	Services	Products	Total	Services	Products	Total
GAAP Gross Profit	$618.1	$139.2	$757.3	$726.3	$317.1	$1,043.4
Restructuring - personnel	7.7	13.1	20.8	13.1	3.1	16.2
Restructuring and transformation - other	—	—	—	4.0	(0.2)	3.8
Held for sale non-core European retail business	8.0	(3.7)	4.3	—	—	—
Non-routine income/expense:
Crisis in Ukraine Costs	—	0.5	0.5	—	—	—
Loss making contract related to discontinued offering	0.9	—	0.9	2.8	—	2.8
Inventory charge/gain	—	34.4	34.4	2.1	4.5	6.6
Other	1.1	—	1.1	(4.8)	0.4	(4.4)
Non-routine expenses, net	2.0	34.9	36.9	0.1	4.9	5.0
Non-GAAP Gross Profit	$635.8	$183.5	$819.3	$743.5	$324.9	$1,068.4

Restructuring - personnel incurred in 2022 relates to the cost savings initiative focused on operational simplification and automation of processes, and the expenses include severance and payroll expense of employees transitioning out of the organization. Costs of third-parties assisting with the execution of the program are categorized as Transformation - other. Restructuring and transformation expenses incurred in 2021 are consistent in nature with 2022, but relate to the DN Now initiative focused on transitioning to a shared service model which culminated in the fourth quarter of 2021. Refinancing related costs are fees paid to advisors that do not qualify for capitalization. Held for sale non-core European retail business relates to the 2022 operating results, excluding impairments, of a majority-owned business that the company is committed to deconsolidate, that beginning in 2022 is excluded from the metrics used to evaluate the core business and assign resources, and which will be autonomous following completion of a data center project which commenced in 2022. The 2021 results of the non-core European retail business have not been adjusted. The Wincor Nixdorf intangible asset amortization relates to the intangible assets established in purchase accounting as management believes that this is useful information. Divestitures and asset sales relates primarily to a building sale and IT asset sale in the third quarter of 2022, and the divestitures of non-core businesses in 2021. Crisis in Ukraine costs primarily relate to humanitarian efforts for our employees and their families, as well as expenses incurred in connection with the economic sanctions levied and steps taken to-date to liquidate our Russian distribution subsidiary. Legal and deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. North America ERP impairment is the decision made by new leadership to indefinitely suspend the North America ERP implementation and strategically shift the digital transformation initiatives to the Company's distribution subsidiaries which have a much greater opportunity for process standardization and related cost reductions. The inventory charge for legacy products relates to excess and obsolete inventory as a result of decisions to streamline the company's product portfolio in connection with the respective restructuring programs. Russia/Ukraine impairment relates to the charges taken for trade receivables from customers in the region that are doubtful of being collected, inventory specifically for customers in the region and other assets which are not recoverable. Held for sale non-core European retail business impairment is the write-down of goodwill, right-of-use assets and capitalized software, in the fourth quarter of 2022, to the estimated fair value of the held for sale entity. Other impairment is the write-down of right-of-use assets and related leasehold improvements for facilities identified for closure and impairment of discontinued internally developed software.

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2.	Reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):
	Q4 2022	Q4 2021	YTD 12/31/2022	YTD 12/31/2021
Net income (loss)	$(152.0)	$(37.6)	$(585.6)	$(78.1)
Income tax expense (benefit)	30.2	38.8	149.2	27.7
Interest income	(4.1)	(1.1)	(10.0)	(6.1)
Interest expense	50.8	45.6	199.2	195.3
Loss on refinancing	32.1	—	32.1	—
Depreciation and amortization	30.9	34.6	126.0	149.1
EBITDA	(12.1)	80.3	(89.1)	287.9
Share-based compensation	3.8	1.1	13.4	13.8
Amortization of cloud-based software implementation costs	0.8	—	2.5	—
Foreign exchange (gain) loss, net	10.7	2.9	7.8	2.0
Miscellaneous, net	(4.7)	3.2	(2.2)	(3.4)
Equity in earnings of unconsolidated subsidiaries	(5.2)	(2.4)	(2.2)	(0.3)
Restructuring and transformation expenses	25.3	24.5	123.4	97.0
Refinancing related costs	18.6	—	32.0	—
Non-routine expenses, net	55.3	16.6	154.4	18.5
Held for sale non-core European retail business	11.4	—	25.4	—
Adjusted EBITDA	$103.9	$126.2	$265.4	$415.5
Adjusted EBITDA % revenue	10.8%	11.9%	7.7%	10.6%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, loss on refinancing and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, amortization of cloud-based software implementation costs, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and transformation expenses, refinancing related costs, non-routine expenses and the adjusted EBITDA loss of our held for sale non-core European retail business, as outlined in Note 1 of the Non-GAAP measures. To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation of $16.8 and $18.9 for the three months ended December 31, 2022 and 2021 and $69.6 and $78.2 for the twelve months ended December 31, 2022 and 2021. Additionally, $0.8 of restructuring-related share-based compensation activity was excluded from restructuring and transformation expenses for the twelve months ended December 31, 2022 and $1.9 of accelerated depreciation expense for the twelve months ended December 31, 2021 was excluded from restructuring and transformation expenses. Deferred financing fee amortization is included in interest expense; as a result, the company excluded from the depreciation and amortization caption $3.5 and $4.3 for the three months ended December 31, 2022 and 2021 and $15.5 and $17.3 for the twelve months ended December 31, 2022 and 2021. $0.9 and $3.7 of depreciation and amortization expense was excluded from Held for sale non-core European retail business for the three and twelve months ended December 31, 2022, respectively.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.
Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to Non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to Non-GAAP EPS ($ in millions, except per share data):

Q4 2022	Q4 2021	YTD 12/31/2022	YTD 12/31/2021

	Q4 2022		Q4 2021		YTD 12/31/2022		YTD 12/31/2021
	$	per share	$	per share	$	per share	$	per share
Net loss	$(152.0)	$(1.92)	$(37.6)	$(0.48)	$(585.6)	$(7.41)	$(78.1)	$(1.00)
Net income (loss) attributable to noncontrolling interests	(2.8)	(0.03)	0.6	0.01	(4.2)	(0.05)	0.7	0.01
Net loss attributable to Diebold Nixdorf, Incorporated	$(149.2)	$(1.89)	$(38.2)	$(0.49)	$(581.4)	$(7.36)	$(78.8)	$(1.01)
Restructuring and transition - personnel	15.9	0.20	8.0	0.10	99.7	1.26	36.4	0.46
Transformation - other	9.4	0.12	16.5	0.21	24.5	0.31	62.5	0.80
Refinancing related costs	18.6	0.24	—	—	32.0	0.41	—	—
Held for sale non-core European retail business	12.3	0.16	—	—	29.0	0.37	—	—
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	16.9	0.21	18.9	0.24	69.6	0.88	78.2	1.00
Non-routine income/expense:
Divestiture and asset sales	0.2	—	3.9	0.05	(5.3)	(0.07)	2.0	0.03
Crisis in Ukraine Costs	1.3	0.02	—	—	4.5	0.06	—	—
Loss making contracts related to discontinued offering	0.9	0.01	0.2	—	0.9	0.01	2.8	0.04
Legal/deal expense	4.6	0.06	4.2	0.05	6.0	0.08	8.1	0.10
Other	1.2	0.02	0.4	0.01	2.0	0.03	(2.3)	(0.03)
North America ERP impairment	—	—	—	—	38.4	0.49	—	—
Inventory charge for legacy products	—	—	6.6	0.08	34.4	0.44	6.6	0.08
Russia/Ukraine impairment	—	—	—	—	16.8	0.21	—	—
Held for Sale non-core European retail business impairment	46.9	0.59	—	—	46.9	0.59	—	—
Other impairment	0.2	—	1.3	0.02	9.8	0.12	1.3	0.02
Non-routine (income) expense, net	55.3	0.70	16.6	0.21	154.4	1.96	18.5	0.24
Loss on refinancing	32.1	0.40	—	—	32.1	0.40	—	—
Valuation allowance	—	—	—	—	127.4	1.61	—	—
Tax impact (inclusive of allocation of discrete tax items)	55.5	0.70	(16.4)	(0.21)	(25.2)	(0.32)	(53.3)	(0.68)
Total adjusted net income (loss) (Non-GAAP measure)	64.0	0.79	6.0	0.07	(42.1)	(0.53)	64.2	0.81
Net income (loss) attributable to noncontrolling interests	(2.8)	(0.03)	0.6	0.01	(4.2)	(0.05)	0.7	0.01
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$66.8	$0.82	$5.4	$0.06	$(37.9)	$(0.48)	$63.5	$0.80
Refer to note 1 for additional information on non-routine (income) expense for the periods presented.

4.	Net debt is calculated as follows ($ in millions):
	December 31, 2022	December 31, 2021	December 30, 2020
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$343.7	$423.2	$361.7
Cash included in assets held for sale	2.8	3.1	2.7
Debt instruments	(2,609.8)	(2,292.7)	(2,346.4)
Net debt (non-GAAP measure)	$(2,263.3)	$(1,866.4)	$(1,982.0)

We believe that given the significant cash, cash equivalents and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful measure.

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